AMENDED AND RESTATED AGREEMENT OF BUSINESS PRINCIPLES

THIS AGREEMENT made effective as of the 1st day of September, 2003 between Enterra and JED and effective as of the 1st day of August, 2004 among Enterra, JED and JMG.

AMONG:

ENTERRA ENERGY TRUST, a trust

having an office in Calgary, Alberta (Enterra)

OF THE FIRST PART

- and -

JED OIL INC., a corporation having an

office in Calgary, Alberta (JED)

OF THE SECOND PART

- and -

JMG EXPLORATION, INC. a corporation

having an office in Calgary, Alberta (JMG)

OF THE THIRD PART

WHEREAS:

A.

Enterra was formed as a royalty trust by the reorganization of Enterra Energy Corp. on November 25, 2003;

B.

JED was incorporated by principals of Enterra under the laws of the Province of Alberta on September 3, 2003 for the purpose of being an oil and gas development company; under a joint business plan pursuant to which JED would be the operator and developer of Enterra’s assets with some development;

C.

JMG was incorporated by principals of Enterra and JED under the laws of the State of Nevada on July 16, 2004 for the purpose of being an exploration company, under a joint business plan pursuant to which JMG would be the operator and explorer of Enterra’s assets with no development;

D.

the parties desire to enter into this Agreement to provide for their rights and obligations to each other;

NOW THEREFORE for consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.

Principles of Joint Business Plan

The general principles of the Joint Business Plan of Enterra, JED and JMG reflect the circumstance that Enterra is a royalty trust whose primary purpose is providing an income stream to its unitholders, JED is an oil and gas development company and JMG is an oil and gas exploration company.  Accordingly the parties have agreed on the following principles (the Principles):

(a)

Operatorship: (i) Enterra hereby appoints JED the operator or contract operator of all assets in which Enterra is now the operator and which have development, including the contract operator of assets in which JED has no working interests, and agrees to appoint JED the operator or contract operator of any and all future assets which have development acquired by Enterra in which Enterra has the right to be or appoint the operator.

(ii) Enterra hereby agrees to appoint JMG the operator or contract operator of any and all future assets which have no current development acquired by Enterra in which Enterra has the right to be or appoint the operator.

(b)

Enterra Acquisitions and Farmouts: (i) Enterra hereby agrees that working interests in any assets with production it acquires in the future which require additional drilling (Enterra’s Acquired Interests) will be farmed out to JED on the basis that JED will pay 100% of all costs allocable to Enterra’s Acquired Interests (including any required tie-ins and facility costs related to such additional drilling) to earn 70% of Enterra’s Acquired Interests in the producing zones of the spacing units of all new wells drilled and Enterra retains a carried interest of 30% of Enterra’s Acquired Interests.

(ii) Enterra hereby agrees that Enterra’s Acquired Interests in any assets without production it acquires in the future will be farmed out to JMG on the basis that JMG will pay 100% of all costs allocable to Enterra’s Acquired Interests (including any required tie-ins and facility costs) to earn 70% of Enterra’s Acquired Interests in the producing zones of the spacing units of all new wells drilled and Enterra retains a carried interest of 30% of Enterra’s Acquired Interests.

(c)

JED Dispositions: In the event that JED desires to sell any assets, other than assets earned under farmouts from Enterra and JMG pursuant to subclause 1(e), (either before or after receipt of a third party offer) it shall first offer such assets to Enterra.

(i)

In the event that JED has received a bona fide third party offer for such assets, it shall offer such assets to Enterra on the same terms and conditions as such third party offer (or a cash equivalent purchase price if the offer is not for cash), and Enterra shall have 30 days from receipt of such notice to exercise its right of first refusal and close the purchase of the assets on the same terms and conditions as set out in the notice of the offer; following which JED shall be free for 60 days to sell such assets to such third party on terms no less favorable to JED that those set out in the offer.

(ii)

In the event that JED desires to sell assets for which it has not received a bona fide offer from a third party, it shall offer such assets for sale to Enterra , on an area by area, play of project basis: (A) for each area, play or project that has production, at a price equal to the estimated present value as determined by an independent engineering report prepared by a mutually agreeable engineering firm utilizing such firm’s current fluctuating pricing deck and discounted by the Current Percentage Discount Rate; and (B) for each area, play or project has not been developed, at a cost equal to the estimated value of the undeveloped land as determined by an independent valuation prepared by a mutually agreeable valuation firm, plus any actual expenses by JED other than land acquisition costs, such as seismic data, etc.;  and Enterra shall have 30 days from determination of the purchase price to close such purchase.  If Enterra does not close the purchase withing 30 days from determination of the purchase price, JED shall be free for 6 months to sell such assets to another party at any price negotiated in good faith with such other party that is not less than the price at which Enterra could have acquired such assets, without triggering Enterra’s right of first refusal set out in subclause 1(c)(i).  For purposes of this Agreement, the term Current Percentage Discount Rate means the discount rate in the independent engineering report which is closest to the 10 year bond rate established from time to time by the government of the United States of America for government savings bonds plus five percent (5%) provided that the Current Percentage Discount Rate shall be a minimum of 10%.

And in the event that JED desires to sell any assets earned under farmouts from Enterra and JMG pursuant to subclause 1(e), (either before or after receipt of a third party offer) it shall first offer such assets to Enterra as to 80% and JMG as to 20% at a price determined pursuant to either subclause (i) or (ii) above, as applicable to the circumstances.

(d)

JMG Acquisitions: JMG hereby agrees that Enterra will have an option to purchase 80% of JMG’s working interests in all assets acquired by JMG on an area by area basis when each such area, play or project has been sufficiently drilled to establish the existence of commercially viable hydrocarbons, at a price equal to the estimated present value as determined by an independent engineering report prepared by a mutually agreeable engineering firm utilizing such firm’s current fluctuating pricing deck and discounted by the Current Percentage Discount Rate.

(e)

Enterra and JMG Farmouts: Enterra and JMG hereby agree Enterra’s 80% of JMG’s working interests acquired by Enterra pursuant to subclause 1(d) and JMG’s remaining 20% working interests will be farmed out to JED on the basis that JED will pay 100% of all costs allocable to both farmors working interests (including any required tie-ins and facility costs) to earn 70% of such interests in the producing zones of the spacing units of all new wells drilled and Enterra and JGM each retain a carried interest of 30% of their respective working interests.

(f)

Enterra Technical Services Agreement: Enterra and JED hereby agree to enter into a Technical Services Agreement effective September 1, 2003 for JED to provide as a consultant to Enterra all personnel (including officers) required by Enterra in addition to its current employees and officers now or in the future during the term of this Agreement.  While Enterra holds a lease on the current office space located on the 26th and 27th floors of 500 - 4th Avenue SW, Calgary, Alberta, and on any business machines or equipment, Enterra shall provide to JED use of such office space, business machines and equipment, and JED shall provide to Enterra all required office space, business machines and office systems not currently leased by Enterra.  The Technical Services Agreement shall provide that JED and its employees, officers, directors and consultants may be considered consultants to Enterra for the purpose of eligibility for Enterra’s compensation plans.

(g)

JMG Technical Services Agreement: JMG and JED hereby agree to enter into a Technical Services Agreement effective August 1, 2004 for JED to provide as a consultant to JMG all personnel (including officers) required by JMG in addition to its current employees now or in the future during the term of this Agreement, and JED shall further provide to JMG all required office space, business machines and office systems.  The JMG Technical Services Agreement shall provide that JED and its employees, officers, directors and consultants may be considered consultants to JMG for the purpose of eligibility for JMG’s compensation plans.

(h)

Transactions with Other Parties: Nothing in this Agreement or the Principles is intended to create exclusivity among the parties for transactions and any party is free to transact with other entities in any way that does not infringe on the rights of the other parties hereunder.

2.

Documentation

(a)

Documents: Subject to subclause (b) the parties will enter into specific joint operating agreements, farmouts, conveyances and such other documents as may be necessary or desirable to give effect to the Principles; provided that prior to the preparation and execution of any such document the parties shall be deemed to be acting under the Principles and Operating Procedures set out herein.

(b)

Operating Procedures: When the parties hold 100% of the working interests, the Operating Procedure for such assets shall be the CAPL 1990 Operating Procedure, including the 1996 PASC Accounting Procedure, with the option elections as set out on Schedule A attached hereto (regardless of the location of the assets); and when the parties hold less than 100% of the working interests the Operating Procedure for such assets shall be the operating procedures in effect for such assets pursuant to the documents of title under which the parties acquired the assets.

3.

Variations

The parties acknowledge and agree that the Principles and the Operating Procedures herein defined may not be appropriate for each individual circumstance, and accordingly the parties may, on an individual circumstance basis, agree to amend, waive or otherwise vary any Principle or term and condition of the Operating Procedure; provided however that such variations must be in writing and agreed to by all parties.

4.

Binding Agreement

Notwithstanding that this Agreement is expressed as Principles, it is the intention of the parties that the Principles and the terms and conditions of this Agreement be binding upon the parties hereto, subject only to such amendments, waivers and variations as may be made from time to time in individual circumstances under clause 3.

5.

Term

This Agreement shall commence effective September 1, 2003 with respect to Enterra and JED, and effective August 1, 2004 as it relates to JMG, and the term shall be indefinite until terminated in accordance with clause 6.

6.

Termination

This Agreement shall be terminated:

(a)

on the mutual agreement of the parties hereto; or

(b)

at the option of any party upon the Change of Control of one of the parties.  For purposes of this Agreement, Change of Control means (i) the acquisition of 75% or more of a party’s voting securities by one person or a group of persons acting jointly and in concert with each other; (ii) the amalgamation, merger or business combination of one of the parties with one or more other entities such that a majority of the voting securities of the resulting entity are not held by the party’s own former security holders; (iii) the appointment of a receiver or receiver-manager for the benefit of a party’s creditors, whether voluntary or involuntary; or (iv) proceedings under any applicable bankruptcy or insolvency legislation by a party.

7.

Conflicts of Interest

The Board of Directors of each of Enterra, JED and JMG has considered the potential conflict issues of the joint aspects of the respective business plans and this Agreement, and have determined that this Agreement and the efficiencies and mutual benefits arising hereunder are in the best of interests of each of Enterra, JED and JMG; and that potential conflicts are mitigated and minimized by the different business purposes and investor profiles of each party.  This Agreement has been unanimously approved by the directors of each of Enterra, JED and JMG who are not directors of either of the other parties, and the parties agree that the Technical Services Agreements contemplated by subclauses 1(f) and 1(g), variations of this Agreement pursuant to clause 3 and amendments to this Agreement pursuant to clause 9 shall also be approved by the directors of each party who are not directors of either of the other parties, but documentation of arrangements under subclauses 1(a), 1(b), 1(c), 1(d) and 1(e) shall be in the ordinary course of business and such contracts shall not require further approval by ~~either~~ any Board of Directors, unless management believes that any such contract has materially different circumstances that need to be approved by the Board of Directors of the parties to such contract.

8.

Representations and Warranties

Each of Enterra, JED and JMG represents and warrants to the others that:

(a)

it has the requisite capacity and authority, including the approval of its directors who are not also directors of the other party, to enter into this Agreement and carry out its obligations hereunder; and

(b)

the execution and delivery of this Agreement is not prohibited or restricted by such party’s constating documents or any other agreement to which it is a party or by which it is bound.

9.

Amendments

Any amendments to this Agreement shall be in writing and executed by each party hereto.

10.

Assignment

This Agreement and the rights and obligations of the parties hereunder is personal to such parties and neither party may assign its interest in this Agreement or any portion thereof without the prior written consent of the other parties, which consent may be arbitrarily withheld.

11.

Arbitration

The parties may mutually agree with respect to disputes hereunder to submit to either binding or non-binding arbitration in such jurisdiction and pursuant to such terms and conditions as the parties may agree.

12.

Jurisdiction

This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and, subject to clause 11, the parties irrevocably attorn to the jurisdiction of the courts of the Province of Alberta with respect to disputes arising hereunder.

13.

Severability

In the event any portion of this Agreement is declared by a court of competent jurisdiction to be invalid, illegal or unenforceable in a non-appealable order, such portion shall be deemed severed from this Agreement and the remaining parts hereof shall remain in full force and effect, as fully as though such portion had never been a part of this Agreement.

14.

Enurement

This Agreement shall enure to the benefit of and be binding upon the parties hereto, their respective successors at law and permitted assigns.

IN WITNESS WHEREOF the parties have executed and delivered this Agreement the  8th         day of  February , 200 5  effective as of the dates first written above.

ENTERRA ENERGY TRUST

by its Administrator,

ENTERRA ENERGY CORP.

Per:

“Reg J. Greenslade”

Per:

JED OIL INC.

Per:

“Al Williams”

Per:

“Bruce Stewart”

JMG EXPLORATION, INC.

ATTEST:

By:

“H.S. Hartley”

“T.J. Jacobsen”

Title:

Herman S. Hartley, President

Thomas J. Jacobsen, Chairman

SCHEDULE "A"

Attached to and forming part of the Agreement of Business Principles dated September 1, 2003 between Enterra Energy Trust and JED Oil Inc. and Amended and Restated effective August 1, 2004 among Enterra Energy Trust, JED Oil Inc. and JMG Exploration, Inc.

1990 CAPL OPERATING PROCEDURE

ARTICLE	CLAUSE	ELECTION
III VI IX X XXII XXIV

311 - Insurance

604 - Marketing Fee

903 - Party

Participation

1004 - Operator for

Independent

Operations

1007 - Penalty for

Independent Well

1010 - Title Preserving

Well

Addresses For

Notices

2401 - Right to Assign, Sell, Dispose

2404 - Recognition

Upon Assignment

_A__

_A__  If Alt. B then

(a) in the case of Petroleum, ______% or $_______ m3

(b) in the case of natural gas, ______% or $______/10[3]m3

(c) in the case of natural gas liquids and substances other than petroleum and natural gas (but not including sulphur), ______% or $______/m3; and

(d) in the case of sulphur, ______% or $______/t.

_A_

Notwithstanding anything to the contrary contained in this Operating Procedure, if the Operator is a participating Party, it shall carry out the  operation for the account of the participating Party, provided, if the Operator is not a participating Party, the participating Parties shall, as and among themselves and accordance with the provisions of Clause 206, mutatis mutandis, appoint an Operator for the operation.  If the operation is commenced prior to the time the Operator becomes a participating Party (and it is specifically understood that nothing in this Clause shall restrict or prohibit the proposing Party from actually commencing operations as provided in Clause 1003) the Operator, upon becoming a participating Party, shall have the right to take over and carry out the operation for the participating Parties.

300%_- Development

500%_ - Exploratory

365___ days

Enterra Entergy Trust

Suite 2600, 500 - 4th Avenue SW

Calgary, Alberta T2P 2V6

JED Oil Inc.

Suite 2600, 500 - 4th Avenue SW

Calgary, Alberta T2P 2V6

JMG Exploration, Inc.

Suite 2600, 500 - 4th Avenue SW

Calgary, Alberta T2P 2V6

See clause 1(c) of the Agreement.

Replaced and amended by the 1993 CAPL Assignment Procedure

RATES, ELECTIONS AND MODIFICATIONS TO THE 1996 PETROLEUM ACCOUNTANTS SOCIETY OF CANADA (PASC) ACCOUNTING PROCEDURE AND EXPLANATORY TEXT

101.

Rates and Elections

The following clauses of the Accounting Procedure are modified to include the indicated election, alternate, option or value:

105.

Operating Fund:   10%   %

110.

 Approvals:  Clause   2   ;  from   2   ;   fifty-one    percent ( 51%)

112.

Expenditure Limitations:

(a) excess of   twenty-five thousand   dollars ($ 25,000.00  )

(c) excess of   twenty-five thousand   dollars ($ 25,000.00  )

202.

Employee Benefits:

(b) exceed   twenty-two   percent ( 22%)

213.

Camp and Housing:

(b) shall ________/shall not       Y

216.

 Warehouse Handling:

  five   percent ( 5%)

221.

Allocations Options:

CLAUSE	OPTIONS FOR CHARGING JOINT ACCOUNT

FIXED $/MONTH

	SUBJECT to 302 (e)	Not subject to 302 (e)	Percentage of Direct Cost	Other (Specify) (Well/m3)
204	N/A	N/A	N/A	N/A
207(c)	N/A	N/A	N/A	N/A
212	N/A	N/A	N/A	N/A
213(a)	N/A	N/A	N/A	N/A
214	N/A	N/A	N/A	N/A

302.

Overhead Rates:

(a) Exploration Project __________ percent (_______%)

OR

(1)    Five     percent ( 5%);          Fifty thousand dollars          ($ 50,000.00)

(2)  Three    percent ( 3%);  One hundred thousand dollars  ($100,000.00)

(3)    One      percent ( 1%)

(b) Drilling of a well __________ percent (_______%)

OR

(1) Three     percent ( 3%);          Fifty thousand dollars          ($ 50,000.00)

(2)    Two     percent ( 2%);  One hundred thousand dollars  ($100,000.00)

(3)    One      percent ( 1%)

(c) Initial Construction __________ percent (_______%)

OR

(1)    Five     percent ( 5%);          Fifty thousand dollars          ($ 50,000.00)

(2)  Three    percent ( 3%);  One hundred thousand dollars  ($100,000.00)

(3)    One      percent ( 1%)

(d) Construction Project __________ percent (_______%)

OR

(1)    Five     percent ( 5%);          Fifty thousand dollars          ($ 50,000.00)

(2)  Three    percent ( 3%);  One hundred thousand dollars  ($100,000.00)

(3)    One      percent ( 1%)

(e) Operation and Maintenance:

(1) _________ percent (_______%) of cost; and/or

(2)   Three hundred fifty    dollars ($ 350.00)

(3) _________ dollars ($______________)

Subclause 302(e)(2) and 302(e)(3) hereof shall __________/shall not        Y

406.

Dispositions:   Twenty-five thousand  dollars($ 25,000.00)

102. Modifications to the PASC Accounting Procedure

The Accounting Procedure is modified as follows:

The clauses contained in the Accounting Procedure are deleted and replaced as follows:

Clause 201(a)(6) - Salaries and wages of the Operator's employees engaged in Production Engineering who are either temporarily or permanently assigned to and directly employed off-site in direct support of Joint Operations.

Clause 207(d) - Maintaining and operating an On-Site Warehouse that is part of the Joint Property.  When additional operations or activities are served by the On-Site Warehouse, the cost of maintaining and operating the On-Site Warehouse shall be allocated among all operations and activities served, on an equitable basis or as otherwise agreed to by the Owners pursuant to Clause 216 of this Accounting Procedure.

Clause 406 - The Operator shall make timely disposition of idle and/or surplus Material, either through sale to the Non-Operators or sale to other parties.  The Operator may purchase, but shall be under no obligation to purchase, the interest of the Non-Operator's surplus Material.  All sales of Material,  regardless of Condition, the proceeds from disposition of which is greater than   twenty-five thousand  dollars ($ 25,000.00) shall be subject to approval by the Owners.  All other disposals of Material shall be at the discretion of the Operator, excepting sale to the Operator or its Affiliates.  Exceptions shall be priced pursuant to Clause 402 of this Accounting Procedure unless prior approval by the Owners is obtained.

Clause 501(b) The Operator shall conduct an inventory of stock maintained in a Warehouse which is part of Joint Operations on an annual basis or as otherwise approved by the Owners.

103. Warranty as to Modifications

Except as otherwise provided for in Clause 101 and 102 hereof, the Accounting Procedure published by the Petroleum Accountants Society of Canada, 1996 (copyright) is hereby incorporated in its entirety in the Agreement and the Parties so warrant that said Accounting Procedure has been amended only to the extent set forth herein.